Exhibit 32.1

                          18 U.S.C. Section 1350
          Certification of the President and Chairman of the Board

     In connection with the Quarterly Report of The Monarch Cement Company (the "Company"), on Form 10-Q for the quarterly period ending June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (a)  The Report fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (b) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


     A signed original of this written statement required by Section 906 has been provided to The Monarch Cement Company and will be retained by The Monarch Cement Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:  August 14, 2003.


                                           /s/ Walter H. Wulf, Jr.
                                          Walter H. Wulf, Jr.
                                          President and
                                          Chairman of the Board